                                                                  EXHIBIT 10.14


                            FIRST AMENDMENT TO LEASE
                                     between
                         ALLSTATE LIFE INSURANCE COMPANY
                                       and
                           ICARUS INTERNATIONAL, INC.

         THIS FIRST AMENDMENT TO LEASE (the "Amendment"), made effective for all purposes as of the 31st day of December, 1997, by and between ALLSTATE LIFE INSURANCE COMPANY ("Landlord") and ICARUS INTERNATIONAL, INC. ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant did enter into a certain Lease dated December 31, 1997 (the "Lease") for certain premises fifth "Original Premises") located on the fifth floor of the building known as Jefferson Plaza (the "Building"), all as more particularly described in the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the Lease to correct certain provisions thereof which inadvertently do not reflect the original agreement of the parties; and

         WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant certain additional office space located on the fourth floor of the Building (the "Additional Premises"), which Additional Premises is to be added to the description of Leased Premises is to be added to the description of the Leased Premises and leased by Tenant under the same terms and conditions as the Original Premises, including a corresponding allowance for the buildout of improvements thereto similar to the Allowance granted Tenant for the Improvements to be constructed by Landlord with respect to the Original Premises.

         NOW, THEREFORE, in consideration of the foregoing recitals (which are hereby incorporated by reference and made a part hereof), the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is conclusively acknowledged by the parties, Landlord and Tenant covenant and agree as follows:

         1. The parties hereby incorporate into the Leased Premises the Additional Premises, which Additional Premises is comprised of approximately 1644 rentable square feet on the fourth floor of the Building as shown and located as Section A on the floor plan attached hereto and made a part hereof as
Schedule 1B. All references to the "Leased Premises" in the Lease shall be deemed a reference to both the Original Premises and the Additional Premises, and Section 1.1(a) is hereby amended accordingly. All capitalized terms utilized herein shall have the same meaning as that attributable to them in the Lease unless the context of this Amendment dictates otherwise.
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         2.       Section 1.1(d) of the Lease is hereby amended to reflect
Tenant's Square Footage as 30,566 rentable square feet. Section 1.1(f) of the Lease is hereby amended to reflect the revised initial Base Rent of $603,678.50 per year, payable in monthly installments of $50,306.54 plus applicable sales tax, if any. Section 1.1(g) of the Lease is hereby amended to reflect Tenant's Pro Rata Share as 26.53%. Moreover, the parties acknowledge and agree that the Base Rent for lease years 2 through 10 shall be as follows notwithstanding anything in Section 1.1(f) of the Lease to the contrary, which calculations below incorporate all fixed annual increases of three percent (3%) in the Base Rent except for the 6th lease year which incorporates a $1.00 per sq. ft. increase in lieu of the three percent (3%) annual increase:

Lease Year      Rent (PSF)           Base Rent            Monthly Installments
----------      ----------           ---------            --------------------
     2            $20.34            $621,788.86               $ 51,815.74
     3            $20.95            $640,442.52               $ 53,370.21
     4            $21.58            $659,655.80               $ 54,971.32
     5            $22.23            $679,445.47               $ 56,620.46
     6            $23.23            $710,011.47               $ 59,167.62
     7            $23.93            $731,311.81               $ 60,942.65
     8            $24.64            $753,251.17               $ 62,770.93
     9            $25.38            $775,848.70               $ 64,654.06
     10           $26.14            $799,124.16               $ 66,593.68

         In the event the Additional Premises are not completed and delivered to Tenant concurrently with the Original Premises, the Leased Premises, Tenant's Square Footage, Base Rent, Tenant's Pro Rata Share of Operating Costs and other obligations under the Lease shall be as originally outlined in the Lease prior to this Amendment except that the Base Rent for the Original Premises shall be as specified below (which calculations incorporate all fixed annual increases of three percent (3%) in the Base Rent except for the sixth lease year which incorporates a $1.00 per sq. ft. increase in lieu of the three percent (3%) annual increase):

Lease Year      Rent (PSF)           Base Rent            Monthly Installments
----------      ----------           ---------            --------------------
     1            $19.75            $571,209.50               $47,600.79
     2            $20.34            $588,345.79               $49,028.82
     3            $20.95            $605,996.16               $50,499.68
     4            $21.58            $624,176.04               $52,014.67
     5            $22.23            $642,901.32               $53,575.11
     6            $23.23            $671,823.32               $55,985.28
     7            $23.93            $691,978.02               $57,664.84
     8            $24.64            $712,737.37               $59,394.78
     9            $25.38            $734,119.49               $61,176.62
     10           $28.14            $756,143.07               $63,011.92


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         3.       Notwithstanding anything in the Lease to the contrary, the
Deposit shall be held by Landlord in a segregated account for this purpose, in the name of Landlord, and returned to Tenant in accordance with the provisions of Section 3.2 of the Lease, and Landlord agrees to transfer the Deposit to any successor or assign of Landlord and such transferee shall be required to (and shall) hold the Deposit in a segregated account for this purpose, in the name of Landlord, in accordance with the terms hereof.

         4. Landlord and Tenant acknowledge and agree that the Additional Premises have not currently been incorporated into the Preliminary Plan, Construction Documents and other materials pertaining to the construction of the Improvements for the Original Premises, and that the Landlord shall construct the Improvements or Leasehold Improvements (as such term is used in Schedule 6 of the Lease) for the Additional Premises in accordance with the provisions of
Schedule 6. An outline of the Additional Premised is attached hereto as Schedule 1B and the Preliminary Plan of the Additional Premises when approved and initialled by the parties will be incorporated by reference and made a part of the Lease as Schedule 1C. A separate set of Construction Documents shall be prepared for the Additional Premises, along with the Final Cost for such Leasehold Improvements, and the Landlord agrees to pay the costs attributable to the construction of the Leasehold Improvements for the Additional Premises up to an aggregate maximum limit of $20.00 per square foot of Tenant's Square Footage applicable to the Additional Premises; it being the intent of the parties that the buildout of the Leasehold Improvements for the Additional Premises shall be a separate process notwithstanding the parties desire to construct such Leasehold Improvements for the Additional Premises concurrently with those being constructed for the Original Premises; provided however, that Tenant shall be entitled to use and apply any unused portion of the $20 per square foot improvement allowance applicable to the Additional Premises for the costs of the Improvements to the Original Premises. Landlord acknowledges and agrees that it will use its reasonable efforts to deliver the Additional Premises to Tenant concurrently with delivery of the Original Premises. However, in the event the Additional Premises are not completed and delivered to Tenant concurrently with the Original Premises, the Lease Commencement Date for the Additional Premises shall be separately determined and, upon delivery of the Additional Premises to Tenant in accordance with the terms hereof, Tenant's Square Footage, Base Rent, Tenant's Pro Rata Share of Operating Costs and other obligations of Tenant under the Lease shall be as specified in this Amendment for the combined Original Premises and Additional Premises.


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
         5. Paragraph 2 (Option to Renew) of Schedule 8 of the Lease is hereby amended by adding the following:

                  Notwithstanding anything in this Paragraph 2 of Schedule 8 to the contrary, Tenant's right to exercise the Option to Renew shall be further conditioned upon Tenant not having previously assigned the Lease or sublet more than twenty-five percent (25%) of the Leased Premises to an independent, unrelated third party; it being the intent of the parties that Tenant's right to exercise the Option to Renew shall not be lost or affected by virtue of an assignment of the Lease or a sublease of twenty-five percent (25%) or more of the Leased Premises to
                  (i) any parent, subsidiary or affiliate of Tenant, (ii) any entity into which the Tenant is merged or consolidated and/or
                  (iii) any person or entity acquiring all or substantially all of the assets of Tenant.

         6. Paragraph 3 (Right of First Opportunity) of Schedule 8 of the Lease is hereby amended by adding the following:

                  Notwithstanding anything in this Paragraph 3 of Schedule 8 to the contrary, from time to time, upon written notice to Landlord of its need for additional space and for a period of six (6) months thereafter, Tenant shall be entitled to exercise its Right of First Opportunity with respect to any space becoming available on the fourth (4th) floor of the Building during such six (6) month period, subject only to the prior rights, if any, of any existing tenant of the Building as such right(s) exist as of the date of the Lease; it being the intent of the parties that Landlord shall offer to Tenant such space on the fourth (4th) floor of the Building as may become available during each six (6) month period following any such notice provided by Tenant (or its agent) to Landlord. Landlord and Tenant agree to execute a written amendment to the Lease outlining the agreed upon economic terms of the Lease applicable to such expansion space within thirty (30) days of the date the parties agree upon such economic terms to incorporate such expansion space within the definition of the Leased Premises for the balance of the term (and any extension thereof).

         7. Paragraph 4 (Option to Terminate) of Schedule 8 of the Lease is hereby amended by deleting the first sentence and replacing it with the following:

                  In the event Landlord is not able to offer Tenant at least two thousand three hundred eighty-two (2,382) rentable square feet of expansion space in the Building during the fifth (5th) and sixth (6th) lease years of the original term of this Lease, Tenant shall have a one time


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                  right to terminate the Lease on the last day of the seventh
                  (7th) lease year ("Early Termination Date"). In the event Tenant exercises its Right of First Opportunity pursuant to the terms of Paragraph 3 of Schedule 8 of the Lease so as to expand the Leased Premises by two thousand three hundred eighty-two (2,382) or more rentable square feet on or before the expiration of the sixth (6th) lease year, the right of termination granted Tenant hereunder shall be void and of no legal effect.

         8. Except as expressly amended, modified and/or supplemented by the terms of this Amendment, all other terms and conditions of the Lease (to the extent not in conflict with the terms of this Amendment) are hereby ratified and confirmed by the parties.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be signed by their duly authorized representatives as of the day and year first above written.

                                                 LANDLORD:

Witness/Attest:                                  ALLSTATE LIFE INSURANCE COMPANY

----------------------------                     -------------------------------
                                                 By:
                                                 Its:
                                                 Date:
                                                      --------------------------

Attest:                                          ICARUS INTERNATIONAL INC.


/s/ Eunice E. Blecker                            /s/ Herbert G. Bleaker
----------------------------                     -------------------------------
Eunice E. Blecker, Secretary                     Herbert G. Bleaker, President

                                                 Date: 30 March 1998
                                                      --------------------------



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